EXHIBIT 10.29

AMENDMENT NO. 1

This AMENDMENT NO. 1, dated as of October 5, 2015 (this “Amendment”), amending the 10% Coinsurance Agreement, dated as of March 31, 2010 (as the same may be amended, supplemented or otherwise modified from time to time, and at any time, the “Agreement”) between Prime Reinsurance Company, Inc., a special purpose financial insurance company organized under Section 6048f of Title 8 of the Vermont Statutes Annotated (the “Reinsurer”) and Primerica Life Insurance Company, a stock life insurance company domiciled in the Commonwealth of Massachusetts (the “Ceding Company”).

W I T N E S S E T H:

WHEREAS, the Ceding Company and Reinsurer have entered into the Agreement;

WHEREAS, reference is made to (i) the 80% Coinsurance Agreement, dated as of March 31, 2010 (as the same may be amended, supplemented or otherwise modified from time to time, and at any time, the “80% Coinsurance Agreement”), by and between the Ceding Company and the Reinsurer and (ii) the 80% Coinsurance Trust Agreement, dated as of March 29, 2010 (as the same may be amended, supplemented or otherwise modified from time to time, and at any time, the “80% Coinsurance Trust Agreement”), among the Reinsurer, the Ceding Company and The Bank of New York Mellon (“BNY”) (as successor-in-interest to Citibank, N.A.);

WHEREAS, the Ceding Company ceded 80% of its primary level term inforce life insurance business written prior to December 31, 2009 (the “Subject Business”), to the Reinsurer through the 80% Coinsurance Agreement;

WHEREAS, Citigroup Inc. (“Citi”), the 100% indirect owner of the Reinsurer, desires to divest (in whole or in part) the Subject Business, whether through the sale of one or more subsidiaries, reinsurance, novation or otherwise, whether involving the provision of excess reserve financing for some period following such divestiture (such divestiture of the Subject Business, irrespective of its form and whether or not consummated, the “Transactions”); and

WHEREAS, in order to further induce the Ceding Company to begin to consider, in its sole discretion, the Transactions, without imposing any obligation with respect to the Transactions on the Ceding Company, including, without limitation, any obligation of the Ceding Company to enter into any Transaction, the Ceding Company and Reinsurer desire to amend the Agreement pursuant to Section 21.2(a) thereof as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.Amendments to the Agreement.  Effective as of the Effective Date:

a)Section 1.1(nn) of the Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof:

“(nn) “Finance Charge" means on or after July 1, 2015, an annual rate of return of two percent (2%) on the Excess Reserves.”

b)Section 21.5 of the Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof:

“Notices.  Any notice and other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given when so delivered personally or, if mailed, on the date shown on the receipt therefore, as follows:

if to the Ceding Company:

Primerica Life Insurance Company

1 Primerica Parkway

Duluth, GA 30099

Attention:  Alexis Ginn, General Counsel

with copies to (which shall not constitute notice to the Ceding Company for purposes of this Section 21.5):

David Luce, Esq.

DLA Piper LLP (US)

1251 Avenue of the Americas, New York NY 10020

(212) 335-4735

if to the Reinsurer:

Prime Reinsurance Company, Inc.

c/o Marsh Management Services Inc.

100 Bank Street, Suite 600,

Burlington Vermont 05402

with copies to (which shall not constitute notice to the Reinsurer for purposes of this Section 21.5):

Robert Sullivan, Esq.

Jon Hlafter, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

(212) 735-3000

Either Party may change the names and addresses where notice is to be given by providing notice to the other Party of such change in accordance with this Section 21.5.”

Section 2.Conditions to Effectiveness.  The effectiveness of this Amendment shall be conditioned upon, and this Amendment shall not become effective until such date and time on which (the “Effective Date”), (a) the Vermont Department of Financial Regulation shall have approved a (i) Supplement to the Amended and Restated Plan of Operations of Prime Re and (ii) Supplement to the Licensing Order pursuant to 8 V.S.A. § 6048d(b) of Prime Re, in each case, reflecting this Amendment and (b) the Massachusetts Division of Insurance shall have approved this Amendment in accordance with Article IV.C of the Amended and Restated Plan of Operations of Prime Re; provided, however, that if any settlement of amounts due under the 10% Coinsurance Agreement occurs after July 1, 2015, but before the Effective Date, the first such settlement occurring immediately following the Effective Date, if any, shall be appropriately adjusted to give effect to the retroactive change in the Finance Charge, with interest at the Prime Rate.  The parties agree to use commercially reasonable efforts to obtain such amendments and approvals as promptly as practical following the date hereof.

Section 3.Defined Terms; References.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.  From and after the Effective Date, references in the Agreement to the “Agreement” or any provision thereof shall be deemed to refer to the Agreement or such provision as amended hereby unless the context otherwise requires.

Section 4.Full Force and Effect.  Except as otherwise expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and continue in full force and effect.  This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.

Section 5.Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

Section 6.Assignment.  This Amendment will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  No party may assign any of its duties or obligations hereunder without the prior written consent of the other parties.

Section 7.Captions.  The captions contained in this Amendment are for reference only and are not part of the Amendment.

Section 8.Counterparts.  This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties may execute this Amendment by signing such counterpart.  This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

Section 9.Third Party Beneficiary.  Nothing in this Amendment is intended to give any Person, other than the parties to this Amendment, their successors and permitted assigns, any legal or equitable right remedy or claim under or in respect of this Amendment.

Section 10.Incontestability.  In consideration of the mutual covenants and agreements contained herein, each party hereto does hereby agree that this Amendment, and each and every provision hereof, is and shall be enforceable by and between them according to its terms, and each party does hereby agree that it shall not contest the validity or enforceability hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

PRIME REINSURANCE COMPANY, INC.

By: /s/ Reza Shah
Name: Reza Shah
Title: CEO

PRIMERICA LIFE INSURANCE COMPANY

By: /s/ Dan Settle
Name: Dan Settle
Title: EVP and Chief Actuary